EXHIBIT 10.25

AMENDMENT NO. 3

TO THE ACCELERIZE NEW MEDIA, INC.

STOCK OPTION PLAN

------------------------------------------------

As adopted by resolution of the

Board of Directors on March 27, 2012

------------------------------------------------

1.           Section 3 of the Accelerize New Media, Inc. Stock Option Plan (the "Plan") is hereby amended by deleting the number "15,000,000" and inserting the number "22,500,000" in its stead, wherever the same appears.

2.           Section 12 of the Plan is hereby amended by deleting Section 12 in its entirety and replacing it with the following:

“12. EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective as of December 15, 2006, subject to ratification by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the stockholders of the Company or (b) by the written consent of the holders of a majority (or such greater percentage as may be prescribed under the Company’s charter, by-laws and applicable state law) of the capital stock of the Company entitled to vote thereon (voting as a single class), in either case within twelve months after such date. Options that are conditioned upon the ratification of the Plan by the stockholders may be granted prior to ratification. The Board may grant Options under the Plan from time to time until the close of business on December 15, 2016. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s stockholders there shall be no change in the Plan that requires stockholder approval under applicable law.  No amendment shall adversely affect outstanding Options without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option then outstanding without the consent of the Optionee.”

3.           Except as hereinabove amended, the provisions of the Plan shall remain in full force and effect.